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                                                                EXHIBIT 11


                               MITCHAM INDUSTRIES, INC.
                          COMPUTATION OF EARNINGS PER COMMON
                             AND COMMON EQUIVALENT SHARE


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                                                                  Three months ended
                                                                        April 30,
                                                               -----------------------
                                                                   1996         1995
                                                                   ----         ----

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Computation of primary earnings per common share:
Net income .............................................        $505,000      $376,000

                                                               ---------     ---------

Weighted average number of common shares
 outstanding ...........................................       3,435,006     3,170,000

Net effect of dilutive stock options and warrants,
 based on the treasury stock method, using average
 market price.. ........................................         589,023         -
                                                               ---------     ---------

Common shares outstanding ..............................       4,024,029     3,170,000
                                                               ---------     ---------
                                                               ---------     ---------

Earnings per common share ..............................           $0.13         $0.12
                                                               ---------     ---------
                                                               ---------     ---------

Computation of earnings per common share
 assuming full dilution:
Net income .............................................        $505,000     $376,000

                                                               ---------     --------
Weighted average number of common shares
 outstanding ...........................................       3,435,006    3,170,000

Net effect of dilutive stock options and warrants based
 on the treasury stock method, using the end-of-period
 market price ..........................................         723,757         -
                                                               ---------     ---------

Common shares outstanding assuming full dilution .......       4,158,763     3,170,000
                                                               ---------     ---------
                                                               ---------     ---------

Earnings per common share assuming full dilution .......           $0.12         $0.12
                                                               ---------     ---------
                                                               ---------     ---------

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